Franklin Auto Trust 2001-1
Monthly Servicing Report

Collection Period:                                    May 2002
Distribution Date:                                    June 15, 2002
Number of Days in Distribution Period:                30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              4,081       67,907,880.60      10.49%           66.04               58.32              7.72
      ii.    Non-Prime Loans          3,924       68,673,917.63      14.02%           67.44               62.01              5.43
      iii.   Sub-Prime Loans            146        2,505,255.54      17.08%           66.74               60.90              5.84
      iv.    Total Loans              8,151      139,087,053.78      12.35%           66.75               60.19              6.56

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.     Class A-1 Notes  87,000,000.00   5.386%   10/15/2004    35242RAG9
      ii.    Class A-2 Notes  52,081,000.00   5.857%   07/15/2008    35242RAH7

   C.  Spread Account

      i.   Initial Cash Deposit                   347,718.00
      ii.  Spread Account Floor Amount          2,086,306.00
      iii. Specified Spread Account Amount      4.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  5,911,200.00


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                    Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              2,764      35,311,196.91       10.56%           66.71               43.66              23.05
      ii.    Non-Prime Loans          2,786      39,776,957.80       13.96%           67.85               47.35              20.50
      iii.   Sub-Prime Loans             98       1,396,902.17       16.77%           68.23               47.51              20.72
      iv.    Total Loans              5,648      76,485,056.88       12.44%           67.33               45.65              21.68

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes              24,404,056.88           0.00
      ii.    Class A-2 Notes              52,081,000.00           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                2,086,305.81
      ii.    Payment Provider Commitment                1,355,521.75

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                       0.00
      ii.    Surety Fee Shortfall                               0.00
      iii.   Unreimbursed Surety Draws                          0.00
      iv.    Unreimbursed Insurer Optional Deposit              0.00
      v.     Additional Servicing Fee Shortfall                 0.00


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           293,858.61   39,904.95     74,088.47    13,260.99    60,359.07                85,075.20
      ii.    Non-Prime Loans       748,984.97  242,039.33    211,558.94    71,132.87   308,684.88               174,294.54
      iii.   Sub-Prime Loans        49,193.87   29,140.67     21,959.03    19,188.92    21,959.03                     0.00
      iv.    Total Loans         1,092,037.45  311,084.95    307,606.44   103,582.78   391,002.98               259,369.74

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              16           2              3          1                  2                         7
      ii.    Non-Prime Loans          50          16             13          5                 18                        11
      iii.   Sub-Prime Loans           3           2              1          1                  1                         0
      iv.    Total Loans              69          20             17          7                 21                        18

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.83%        0.11%          0.21%      0.04%               0.17%                   0.24%
      ii.    Non-Prime Loans        1.88%        0.61%          0.53%      0.18%               0.78%                   0.44%
      iii.   Sub-Prime Loans        3.52%        2.09%          1.57%      1.37%               1.57%                   0.00%
      iv.    Total Loans            1.43%        0.41%          0.40%      0.14%               0.51%                   0.34%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.58%        0.07%          0.11%      0.04%               0.07%                   0.25%
      ii.    Non-Prime Loans        1.79%        0.57%          0.47%      0.18%               0.65%                   0.39%
      iii.   Sub-Prime Loans        3.06%        2.04%          1.02%      1.02%               1.02%                   0.00%
      iv.    Total Loans            1.22%        0.35%          0.30%      0.12%               0.37%                   0.32%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              2,703      33,763,785.89       10.56%           66.74               42.72              24.02
      ii.    Non-Prime Loans          2,714      38,065,723.42       13.96%           67.88               46.42              21.46
      iii.   Sub-Prime Loans             94       1,300,358.32       16.71%           68.03               46.02              22.01
      iv.    Total Loans              5,511      73,129,867.63       12.44%           67.35               44.71              22.64

   B.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           266,505.43   49,828.35      59,339.50    13,099.31    88,932.91              74,088.47
      ii.    Non-Prime Loans       776,646.04  264,561.40      88,307.85   198,995.91   170,395.45             209,044.04
      iii.   Sub-Prime Loans        42,142.55        0.00       4,256.13    21,959.03    21,950.03              44,073.46
      iv.    Total Loans         1,085,294.02  314,389.75     151,903.48   234,054.25   281,278.39             327,205.97

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              15          3              3             1              5                         3
      ii.    Non-Prime Loans          52         18              7            12             11                        13
      iii.   Sub-Prime Loans           4          0              1             1              1                         2
      iv.    Total Loans              71         21             11            14             17                        18

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.79%       0.15%          0.18%          0.04%          0.26%                    0.22%
      ii.    Non-Prime Loans        2.04%       0.70%          0.23%          0.52%          0.45%                    0.55%
      iii.   Sub-Prime Loans        3.24%       0.00%          0.33%          1.69%          1.69%                    3.39%
      iv.    Total Loans            1.48%       0.43%          0.21%          0.32%          0.38%                    0.45%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.55%       0.11%          0.11%          0.04%          0.18%                    0.11%
      ii.    Non-Prime Loans        1.92%       0.66%          0.26%          0.44%          0.41%                    0.48%
      iii.   Sub-Prime Loans        4.26%       0.00%          1.06%          1.06%          1.06%                    2.13%
      iv.    Total Loans            1.29%       0.38%          0.20%          0.25%          0.31%                    0.33%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                           768,336.56
             b.  Principal Collections                        3,027,983.28

      ii.    Net Liquidation Proceeds                           149,563.45
      iii.   Post Disposition Recoveries                          9,794.31
      iv.    Rebates of Capitalized Insurance Premiums                0.00
      v.     Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00

   D.  Total Available
      i.     Total Interest Collections                         768,336.56
      ii.    Total Principal Collections                      3,177,546.73
      iii.   Collected Funds                                  3,945,883.29
      iv.    Reinvestment Income Collected in Spread Account      3,024.48

   E.  Month End Pool Balance
      i.     Beginning Pool Balance                          76,485,056.88
      ii.    Principal Collections                            3,177,546.73
      iii.   Realized and Cram-Down Losses                      177,642.52
      iv.    Month End Pool Balance                          73,129,867.63

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                        29,426.00
             b.  Non-prime Receivables @ 1.50%                   49,721.20
             c.  Sub-prime Receivables @ 2.00%                    2,328.17
             d.  Total Servicing Fee                             81,475.36
             e.  Total Receivables @ 1.25%                       79,671.93
      ii.    Base Servicing Fee (less of id. and ie.)            79,671.93
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                             1,803.43
      v.     Previous Additional Servicing Fee Shortfall              0.00
      vi.    Total Additional Servicing Fee                       1,803.43
      vii.   Supplemental Servicing Fee                          26,476.39
      viii.  Total Supplemental Servicing Fee                    26,476.39

   B.  Surety Fee
      i.     Surety Fee Rate                                        0.165%
      ii.    Base Surety Fee Due                                 10,516.70
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                10,516.70

   C.  Bond Interest
                                     Bond       Number                   Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes        5.39%         30        109,533.54     0.00             0.00            109,533.54
      ii.    Class A-2 Notes        5.86%         30        254,198.68     0.00             0.00            254,198.68
      iii.   Total                  5.71%         30        363,732.22     0.00             0.00            363,732.22

   D.  Bond Principal

      i.     Beginning Note Balance                          76,485,056.88
      ii.    Current Pool Balance                            73,129,867.63
      iii.   Principal Distributable Amount                   3,355,189.25

   E.  Total Required Distributions                           3,809,110.10
   F.  Total Available Funds                                  3,955,677.60
   G.  Required Distribution Shortfall                                0.00
   H.  Cash Available in Spread Account                       2,089,330.29
   I.  Reserve Account Draw                                           0.00
   J.  Payment Provider Commitment                            1,355,521.75
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                 3,955,677.60

Section V.  Waterfall for Distributions

   A.  Total Available Funds                 3,955,677.60

                                                                                                      Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall       for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                   79,671.93          79,671.93             0.00         3,876,005.67
   C.  Surety Fee                                      10,516.70          10,516.70             0.00         3,865,488.97
   D.  Note Interest                                  363,732.22         363,732.22             0.00         3,501,756.74
   E.  Principal Distributable Amount               3,355,189.25       3,355,189.25             0.00           146,567.49
   F.  Interest on Unreimbursed Surety Draws                0.00               0.00             0.00           146,567.49
   G.  Reimbursement of Previous Surety Draws               0.00               0.00             0.00           146,567.49
   H.  Reimbursement of Insurer Optional Deposits           0.00               0.00             0.00           146,567.49
   I.  Reserve Deposit                                      0.00               0.00             0.00           146,567.49
   J.  Payment of Additional Servicing Fee              1,803.43           1,803.43             0.00           144,764.07
   K.  Deposit to Certificate Distribution Acct.      144,764.07         144,764.07             0.00                 0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes       24,404,056.88     3,355,189.25     21,048,867.63    109,533.54      109,533.54             0.00
   B.  Class A-2 Notes       52,081,000.00             0.00     52,081,000.00    254,198.68      254,198.68             0.00
   C.  Total                 76,485,056.88     3,355,189.25     73,129,867.63    363,732.22      363,732.22             0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                  2.46%
      ii.    Previous Month                                 2.44%
      iii.   Second Previous Month                          2.52%
      iv.    Three-Month Average                            2.47%
      v.     Previous Three Month Average                   2.59%
      vi.    Second Previous Three Month Average            4.03%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                                NO
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            2,086,305.81
      ii.    Spread Account Specified Amount        3,290,844.04
      iii.   Spread Account Maximum Amount          7,312,986.76
      iv.    Spread Account Required Amount         2,086,305.81

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                               0.00           0.00       2,089,330.29     1,355,521.75
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                0.00           0.00       2,089,330.29     1,355,521.75
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                         0.00           0.00       2,089,330.29     1,355,521.75
      iv.    Deposit to Spread Account from Waterfall                        0.00           0.00       2,089,320.29     1,355,521.75
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                -3,024.48           0.00       2,086,305.81     1,355,521.75
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                    0.00           0.00       2,086,305.81     1,355,521.75
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                    0.00     150,983.51       2,086,305.81     1,204,538.24
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit     0.00           0.00       2,086,305.81     1,204,538.24
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured               0.00           0.00       2,086,305.81     1,204,538.24

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.75%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                   27
   M.  Balance of Loans Extended During the Current
         Collection Period                                           388,111.12


Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period  Current       Current Period
                              Cumulative       Current Period     Cumulative     Period          Prepayment
                              Charge Offs       Charge-Offs           Losses     Losses            Spread
                            -----------------------------------------------------------------------------------------
   i.     Prime Loans         935,724.48          74,088.47        414,797.93    25,692.15        1.5782%
   ii.    Non-Prime Loans   2,536,582.46         209,044.04      1,431,071.21   107,082.60        1.7296%
   iii.   Sub-Prime Loans     163,332.61          44,073.46         67,600.78    35,073.46        2.4874%
   iv.    Total Loans       3,635,639.55         327,205.97      1,913,469.92   167,848.21        1.6793%





/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President